Transdel Pharmaceuticals Appoints Mr. Lynn Swann, Pro-Football Hall of Famer, ABC Sports Broadcaster, and Former Chairman of the President’s Council on Physical Fitness and Sports, to Board of Directors

Sports, Business, Media, and Community Leader To Contribute To Specialty Pharma’s Corporate Governance

LA JOLLA, CA - November 24, 2008 -- Transdel Pharmaceuticals, Inc. (OTC BB:TDLP), a specialty pharmaceutical company focused on the development and commercialization of non-invasive topically targeted medications, today announced that Mr. Lynn Swann has been appointed to the Company’s Board of Directors.

Mr. Swann is president of Swann, Inc., a consulting firm specializing in marketing and communications and managing director of Diamond Edge Capital Partners, LLC, a New York-based finance company.

Mr. Swann currently serves on the Board of Directors of H.J. Heinz Company, Hershey Entertainment and Resorts Company and Harrah’s Entertainment, Inc. He was also chairman of the President’s Council on Physical Fitness and Sports from 2002-2005. A former all-pro wide receiver for the Pittsburgh Steelers and 2001 Hall of Famer, he spent twenty-nine years with ABC Sports as a sports analyst and broadcaster before retiring in 2006.

Active in community affairs, Mr. Swann is national spokesman and former board president of Big Brothers and Sisters of America and former director of the Pittsburgh Ballet Theatre. Mr. Swann holds a B.A. degree in public relations from the University of Southern California.

Dr. Juliet Singh, President and CEO of Transdel Pharmaceuticals, Inc., commented, “Over the course of his life in the public eye, Mr. Swann has proven himself to be a great leader both on and off the field. Transdel is extremely fortunate to strengthen its Board of Directors by adding an individual as experienced and accomplished as Mr. Swann. He is a tremendous addition to the Company’s Board especially given his extensive and diverse business background and business affiliations. We are delighted to welcome him to the team and look forward to his contributions in growing Transdel and expanding the Company’s business opportunities.”

Mr. Swann added: “I am pleased and honored to be joining the Board of Directors of Transdel Pharmaceuticals and look forward to contributing to the company’s future success. Transdel’s transdermal delivery platform technology is truly impressive. Given the growth of sports medicine, I am particularly excited about the company’s lead drug, KetotransdelTM, its topical NSAID cream formulation for pain management and the unmet medical need that it will potentially fulfill.”

About Transdel Pharmaceuticals, Inc.

Transdel Pharmaceuticals, Inc. (OTCBB: TDLP - News) is a specialty pharmaceutical company developing non-invasive, topically delivered medications. The Company's innovative patented proprietary Transdel™ cream formulation technology is designed to facilitate the effective penetration of drugs through the tough skin barrier to reach the target underlying tissues. In the case of Ketotransdel™, the Transdel™ cream allows the active ingredient ketoprofen to reach the target soft tissue and exert its well-known anti-inflammatory and analgesic effects. The Company is also investigating other drug candidates and treatments for transdermal delivery using the patented Transdel™ platform technology for products in pain management and other therapeutic areas. For more information, please visit http://www.transdelpharma.com.

Safe Harbor Statement

The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

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Contact:
John Lomoro, CFO
Transdel Pharmaceuticals, Inc.
858-457-5300
E-mail: johnl@transdelpharma.com

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